EXHIBIT 23.5

Consent of Ernst & Young LLP,

Independent Auditors,

dated October 17, 2003

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 28, 2003, with respect to the combined financial statements of Prime Care One, LLC and PC1, LLC and the combined financial statements of Prime Care Two, LLC and PC2, LLC, incorporated by reference in the Post-Effective Amendment No. Three to the Form S-11 Registration Statement (Form S-11 No. 333-100347) and included in the related Prospectus of CNL Retirement Properties, Inc.

/s/ Ernst & Young LLP
Ernst & Young LLP

Indianapolis, Indiana
October 17, 2003